ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of May 30, 2008, by and between American Goldfields Inc., a Nevada corporation (the “Assignor”), and Patriot Gold Corp., a Nevada corporation (the “Assignee”).

WHEREAS, the Assignor is the Optionee pursuant to the Property Option Agreement dated June 30, 2004 (the “Property Agreement”’ capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Property Agreement) between MinQuest Inc. (the “Optionor”) and the Assignor;

WHEREAS, the Assignor wishes to assign to the Assignee, and Assignee wishes to assume from Assignor, all of the rights and obligations of the Assignor provided for in the Property Agreement, for such consideration and on such terms as set out below;

WHEREAS, pursuant to Section 7 of the Property Agreement, such assignment shall be permitted in accordance with the Property Agreement;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Purchase Price. Simultaneous with the execution and delivery of this Agreement, the Assignee is paying the Assignor the sum of US$250,000, which amount shall represent full payment and satisfaction for the assignment by the Assignor to the Assignee of the Property Agreement and all rights and obligations with respect thereto.

2.           Assignment of Property Agreement.  The Assignor hereby assigns to the Assignee all of its right, title and interest in, to and under the Property Agreement.

Included in said assignment shall be, without limitation, all sums incurred by the Assignor in connection with the Property, specifically (i) the refunding of the reclamation bond previously paid by the Assignor to the Bureau of Land Management in Nevada in the amount of USD $13,255.62, as indicated by Exhibit A annexed hereto; (ii) the USD $276,944 of Expenditures incurred by the Assignor prior to the date hereof; and (iii) the USD $120,000 paid to the Optionor as property option payments. Annexed to this Agreement as Exhibit B is be a list of all spending credits and Expenditures incurred by the Assignor prior to the date hereof, certified by the chief financial officer of the Assignor.

3.           Assumption of Obligations.  The Assignee hereby expressly assumes and agrees to perform all duties and obligations of the Assignor arising under the Property Agreement from and after the date hereof.

4.           Representations of the Assignor.

The Assignor hereby represents and warrants to the Assignee the following:

(a) The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) The Assignor has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery by the Assignee, this Agreement, when executed and delivered by the Assignee, will be a valid and binding obligation of the Assignor, enforceable against it in accordance with its terms. This Agreement has been duly executed and delivered by the Assignor.

(c)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Assignor is a party or by it is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Assignor or the Property.

(d)           The Assignor is the sole Optionee under the Property Agreement, and no other party has any lien, charge, claim, option, preferential arrangement or restrictions of any kind, on the Property or pursuant to the Property Agreement.  Upon the consummation of the transactions contemplated hereby, the Assignee will have full title and interest in the Property Agreement.

(e)           The transfer of the Property Agreement to the Assignee will not give rise to any rights or claims by any third party, including without limitation, the shareholders' of the Assignor.

(f)           No consents, permits or other approvals of any kind are necessary in order to transfer the Property Agreement to the Assignee.

(g)           Neither the Assignor nor any of its affiliates is party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Property Agreement, the Property or the Assignor.

(h)           The amounts set forth in Exhibits A and B are true, correct and complete, and the invoices and receipts attached to said exhibits accurately and truthfully set forth the details of the amounts set forth therein.

5.           Representations of the Assignee.

The Assignee hereby represents and warrants to the Assignor the following:

(a)           The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)           The Assignee has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Assignor.

(c)           No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable the Assignee to enter into, and to perform its obligations under, this Agreement.

(d)           Assuming the due authorization, execution and delivery by the Assignor, this Agreement, when executed and delivered by the Assignee, will be a valid and binding obligation of the Assignee, enforceable against it in accordance with its terms.

(e)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Assignee is a party or by which it is bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Assignee or its assets or properties.

(f)           As of the date hereof, there are no liabilities, obligations, debts or payments directly or indirectly owed to any third party, including without limitation, the Optionor, by the Assignor as a result of, or related to, the Property or the Property Agreement.

6.           Indemnification.   The Assignor shall indemnify and hold harmless Assignee and its officers, directors, shareholders, employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties of Assignor in this Agreement or in any certificate or document delivered by the Assignor, pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by the Assignor to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered or to be performed by or complied with pursuant to the terms of this Agreement, (c) any claims made by a third party against the Assignee based upon an obligation, act or omission of the Assignor prior to the date hereof, (d) taxes attributable to the Assignor prior to the date hereof, (e) any claim made at any time by any governmental body in respect of the business of the Assignor for all periods prior to the date hereof, (f) any debt, claim, liability or obligation of the Assignor prior to the date hereof, or (g) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Assignor prior to the date hereof.

The Assignee shall indemnify and hold harmless Assignor and its officers, directors, shareholders, employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties of Assignee in this Agreement or in any certificate or document delivered by the Assignee, pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by the Assignee to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered or to be performed by or complied with pursuant to the terms of this Agreement, (c) any claims made by a third party against the Assignor based upon an obligation, act or omission of the Assignee after to the date hereof, (d) taxes attributable to the Assignee after the date hereof, (e) any claim made at any time by any governmental body in respect of the business of the Assignee for all periods after the date hereof, (f) any debt, claim, liability or obligation of the Assignee prior to the date hereof, or (g) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Assignee after the date hereof.

All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof for three years from the date hereof.

7.           Power of Attorney.  The Assignor hereby constitutes and appoints the Assignee its true, lawful and irrevocable attorney to demand, receive and enforce the performance of the terms of the Property Agreement or to otherwise deal in respect of the Property Agreement, and to give receipts, releases and satisfactions for the same, and this may be done either in the name of the Assignor with the same force and effect as Parent could do if this Agreement had not been made.

8.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b)           If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c)           This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof.  There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d)           This Agreement may not be amended or modified except by the express written consent of the parties hereto.  Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e)           This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees.

(f)           The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g)           The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h)           The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i)           This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

AMERICAN GOLDFIELDS INC.

_/s/_Donald Neal_______
Name:  Donald Neal
Title:  President and CEO
Address:  200-4170 Still Creek Drive, Burnaby, B.C., Canada, V5C 6C6

PATRIOT GOLD CORP.

By: _/s/_Robert Coale___
Name:  Robert Coale
Title:  President and CEO
Address:  501-1775 Bellevue Ave., West Vancouver, B.C., Canada, V7V 1A9

AGREED AND ACKNOWLEDGED:

_/s/_Richard Kern___
Richard Kern
MinQuest Inc.

Exhibit A

Reclamation bond paid to the Bureau of Land Management in Nevada of USD $13,255.62.

Exhibit B

Spending credits related to Work Programs as defined in the Property Agreement totaling USD $276,944 have been incurred by the Assignor since acquiring the Imperial Property.